CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-145865 on Form S-8 of our report dated July 14, 2006, relating to the consolidated financial statements, appearing in this Annual Report on Form 20-F of Origin Agritech Limited for the year ended September 30, 2007.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
February 27, 2008